Exhibit 99.1

Dynacast International Inc. Announces Agreement to Acquire Kinetics Climax, Inc.

Charlotte, North Carolina, September 3, 2014 /PRNewswire/ — Dynacast International Inc. (“Dynacast” or the “Company”), a global die casting and metal injection molding (“MIM”) manufacturer, serving the automotive, consumer electronics, healthcare, hardware, computers and peripherals end markets among others, announced today that Dynacast, LLC, a wholly-owned subsidiary of the Company, entered into a definitive agreement to acquire 100% of the outstanding equity of Kinetics Climax, Inc., (“Kinetics”) a global provider of MIM components serving the medical, automotive and other end markets. Kinetics is a wholly-owned subsidiary of Climax Engineered Materials, LLC, a Freeport-McMoRan Inc. company (NYSE: “FCX”).

Pursuant to the Stock Purchase Agreement (“SPA”) executed on August 27, 2014, the purchase price payable to Climax upon closing of the acquisition will be $55,000,000 less debt and transaction expenses and will be subject to a post-closing working capital adjustment. The SPA also provides for a cash earn-out payment (not to exceed $15.0 million) based on the financial performance of Kinetics through December 31, 2015.

“This acquisition will establish Dynacast not only as the premier precision component manufacturer globally, but also as a front-runner in the growing Metal Injection Molding market,” stated Simon Newman, Dynacast’s Chief Executive Officer. “The Kinetics brand is synonymous with quality and performance. By adding Kinetics to our existing MIM portfolio, we will not only continue to build credibility in the marketplace, but accelerate the development of our existing MIM operations. This acquisition will open the door to greater opportunities with our customers around the world, positioning Dynacast as a leading multi-faceted supplier in the global marketplace.”

The transaction, which is subject to customary closing conditions, is expected to close on or about September 30, 2014.

About Dynacast International Inc.

Dynacast International is a global manufacturer of small, engineered metal components. Utilizing proprietary die cast and metal injection molding technologies, we offer robust solutions to companies in automotive, consumer electronics, healthcare, hardware, computers and peripherals and many other industries.

Dynacast produces precision components by combining extensive engineering knowledge with our specialized manufacturing technologies. We provide cost effective solutions for our customers worldwide by identifying opportunities to redesign or consolidate products and assemblies. We have a history of delivering value to our customers through our engineering expertise, efficient operations and Advanced Quality Planning systems.

With Global Headquarters in Charlotte, NC, Dynacast operates 22 manufacturing facilities in 16 countries worldwide. Please visit “www.dynacast.com” to learn more.

Forward-Looking Statements

Certain statements contained in this news release may constitute “forward looking statements.” Forward-looking statements can generally be identified by the use of forward-looking terminology, such as “contemplate,” “believe,” “estimate,” “anticipate,” “continue,” “expect,” “intend,” “predict,” “project,” “potential,” “possible,” “may,” “plan,” “should,” “would,” “goal,” “target” or other similar expressions or, in each case, their negative or other variations or comparable terminology. Forward-looking statements express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, and include all matters that are not historical facts. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance. By their nature, forward-looking statements involve certain risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Actual outcomes or results may differ materially from those made in or suggested by the forward-looking statements. Factors that may cause actual outcomes or results to differ materially from forward-looking statements include those discussed in Part II, Item 1A. Risk Factors in our Form 10-K filed on March 14, 2014 and in any of our subsequent filings with the Securities and Exchange Commission.

For more information, please contact:

Adrian Murphy, CFO

Dynacast International Inc.

Phone: +1-704-927-2793

Email: amurphy@dynacast.com

SOURCE: Dynacast International Inc.